UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019
_______________________________________________________________________________
Safehold Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas
39th Floor
New York	,	NY	10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400
 _______________________________________________________________________________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 2.01    Completion of Acquisition or Disposition of Assets

On November 25, 2019, a joint venture between Safehold Inc. ("SAFE") and a sovereign wealth fund closed on the previously announced acquisition of the existing ground lease at 425 Park Avenue in New York, NY for approximately $620 million. SAFE owns approximately 55% of the venture and acts as its manager.

A press release announcing this transaction is filed as an exhibit to this Current Report.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1    Press Release, dated December 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	December 2, 2019	By:	/s/ JAY SUGARMAN
Jay Sugarman Chief Executive Officer